                                                                    EXHIBIT 11.1

                            IWL COMMUNICATIONS, INC.

                         EARNINGS PER SHARE COMPUTATION

                                                                                         NINE MONTHS ENDED
                                                          YEAR ENDED JUNE 30,                MARCH 31,
                                                   ----------------------------------  ----------------------
                                                      1994        1995        1996        1996        1997
                                                   ----------  ----------  ----------  ----------  ----------
Net income                                            143,824     535,641     733,662     540,707     488,355
                                                   ----------  ----------  ----------  ----------  ----------
                                                   ----------  ----------  ----------  ----------  ----------
Weighted average common stock outstanding........   2,000,609   2,222,200   2,222,416   2,222,200   2,226,412

Adjustment for stock and options issued within
  one year of offering:
  Stock issued(1)................................       5,616       5,616       5,616       5,616           0
  Options issued.................................      13,394      13,394      13,394      13,394      13,394
                                                   ----------  ----------  ----------  ----------  ----------
                                                    2,019,619   2,241,210   2,241,426   2,241,210   2,239,806
  less: assumed treasury stock purchased at
    expected initial offering price..............       8,459       8,459       8,459       8,459       5,960
                                                   ----------  ----------  ----------  ----------  ----------
Adjusted weighted average common shares
  outstanding....................................   2,011,160   2,232,751   2,232,967   2,232,751   2,233,846
                                                   ----------  ----------  ----------  ----------  ----------
                                                   ----------  ----------  ----------  ----------  ----------
Earnings per Share...............................        0.07        0.24        0.33        0.24        0.22
                                                   ----------  ----------  ----------  ----------  ----------
                                                   ----------  ----------  ----------  ----------  ----------
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(1) In accordance with Staff Accounting Bulletin 83, stock and warrants issued within a one year period prior to the initial filing of the registration statement relating to the initial public offering should be treated as outstanding for all reported periods.